EXHIBIT 99 (b)




Consolidated Statement of Condition
National Westminster Bancorp Inc. and Subsidiaries
(Unaudited)

(Amounts in Thousands except Share Amounts)
- ------------------------------------------------------------------------------
March 31                                                                 1996
- ------------------------------------------------------------------------------
Assets
Cash and due from banks                                      $      1,331,003
Interest bearing deposits with banks                                  336,873
Securities available for sale (at fair value)                       2,838,523
Trading account                                                     1,402,674
Federal funds sold and securities
    purchased under agreement to resell                             2,650,479
Loans, net of unearned income                                      14,162,572
Allowance for loan losses                                            (255,169)
- ------------------------------------------------------------------------------
Loans, net                                                         13,907,403
Mortgages available for sale                                        2,553,817
Goodwill                                                              964,214
Premises and equipment, net                                           536,578
Due from customers on acceptances                                     158,540
Other assets                                                        1,000,499
- ------------------------------------------------------------------------------
Total assets                                                 $     27,680,603
==============================================================================
Liabilities and Equity Capital
Deposits
Domestic offices
    Demand                                                   $      4,453,513
    Retail savings and time                                        11,214,991
    Other domestic time                                             1,589,949
Foreign offices                                                     1,597,055
- ------------------------------------------------------------------------------
Total                                                              18,855,508
Short-term borrowed funds                                           3,834,789
Long-term debt                                                        643,388
Acceptances outstanding                                               159,532
Accounts payable and accrued liabilities                              907,911
- ------------------------------------------------------------------------------
Total liabilities                                                  24,401,128
- ------------------------------------------------------------------------------
Equity capital
Common stock, no par value (1,500 shares
    authorized; 1,000 shares issued and outstanding)                  500,000
Surplus                                                             2,478,128
Retained earnings                                                     301,579
Unrealized losses on available for sale securities                       (232)
- ------------------------------------------------------------------------------
Total equity capital                                                3,279,475
- ------------------------------------------------------------------------------
Total liabilities and equity capital                         $     27,680,603
===============================================================================
See accompanying Condensed Notes to Unaudited Consolidated Financial Statements.

Consolidated Statement of Operations
National Westminster Bancorp Inc. and Subsidiaries
(Unaudited)

(Amounts in Thousands)
- ------------------------------------------------------------------------------
Three Months Ended March 31                          1996                1995
- ------------------------------------------------------------------------------

Interest Income
Loans                                     $       371,393     $       349,279
Securities                                         37,123              74,685
Trading account                                    18,970              14,294
Deposits with banks,
   Federal funds sold and
   securities purchased under
   agreements to resell                            53,399              57,087
- ------------------------------------------------------------------------------
Total interest income                             480,885             495,345
- ------------------------------------------------------------------------------
Interest Expense
Deposits                                          147,512             124,109
Short-term borrowed funds                          66,749              83,816
Long-term debt                                     14,707              15,028
- ------------------------------------------------------------------------------
Total interest expense                            228,968             222,953
- ------------------------------------------------------------------------------
Net interest income                               251,917             272,392
Provision for loan losses                          23,001              20,000
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Net interest income after
   provision for loan losses                      228,916             252,392
- ------------------------------------------------------------------------------
Non-Interest Income
Service charges on deposit accounts                35,542              33,013
Syndication and other loan-related fees            10,980               6,818
Credit card fees                                    7,283              10,577
Gain on sale of mortgage loans                      6,619                  --
Securities trading and foreign exchange             5,324               5,142
Letter of credit and acceptance fees                5,068               4,793
Insurance and investment products                   3,864               3,755
Trust and custody fees                              3,582               3,781
Other securities gains                              3,488                 532
Other                                              16,785              22,240
- ------------------------------------------------------------------------------
Total non-interest income                          98,535              90,651
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Operating Expenses
Salaries and benefits                             124,258             113,038
Supplies and services                              40,207              30,413
Net occupancy                                      24,131              21,876
Equipment                                          13,675              15,421
Business development                                9,841              12,893
Foreclosed assets                                     268               1,023
FDIC insurance                                          2              10,507
Restructuring                                           -               9,921
Amortization of goodwill                           18,157              17,680
Other                                               6,770               7,828
- ------------------------------------------------------------------------------
Total operating expenses                          237,309             240,600
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Income before income taxes                         90,142             102,443
Provision for income taxes                         43,858              46,943
- ------------------------------------------------------------------------------
Net income                               $         46,284    $         55,500
==============================================================================
See accompanying Condensed Notes to Unaudited Consolidated Financial Statements.

Consolidated Statement of Changes in Equity Capital
National Westminster Bancorp Inc. and Subsidiaries
(Unaudited)

(Amounts in Thousands except Share Amounts)
- ---------------------------------------------------------------------------------------------------------------------------
                                                                             Retained
                                                                            earnings/       Unrealized
                                           Common                        (accumulated        gains and
                                            stock              Surplus       deficit)         (losses)            Total
- ---------------------------------------------------------------------------------------------------------------------------
Balance, January 1, 1995                   $   500,000    $    2,265,065   $    (50,327)    $ (28,322)   $    2,686,416
Net income                                                                       55,500                          55,500
Cash dividends paid                                              (91,500)                                       (91,500)
Capital contributions                                            306,060                                        306,060
Change in unrealized gains and
  (losses), on available
  for sale securities, net of
  related tax effect of $8,963                                                                 18,342            18,342
- ---------------------------------------------------------------------------------------------------------------------------
Balance, March 31, 1995
   (1,500 shares authorized;
   1,000 shares issued and
   outstanding)                            $   500,000    $    2,479,625  $       5,173     $  (9,980)   $    2,974,818
===========================================================================================================================



- ---------------------------------------------------------------------------------------------------------------------------
Balance, January 1, 1996                      $500,000        $2,478,128       $255,295      $  2,019        $3,235,442
Net income                                                                       46,284                          46,284
Change in unrealized gains and
   (losses), on available
   for sale securities, net of
   related tax effect of $1,697                                                                (2,251)           (2,251)
- ---------------------------------------------------------------------------------------------------------------------------
Balance, March 31, 1996
   (1,500 shares authorized;
   1,000 shares issued and
      outstanding)                            $500,000        $2,478,128       $301,579     $    (232)       $3,279,475
===========================================================================================================================

See accompanying Condensed Notes to Unaudited Consolidated Financial Statements.

Consolidated Statement of Cash Flows
National Westminster Bancorp Inc. and Subsidiaries
(Unaudited)

(Amounts in Thousands)
- -------------------------------------------------------------------------------------------------
For the Three Months Ended March 31                                          1996           1995
- -------------------------------------------------------------------------------------------------
Operating Activities
Net income                                                           $      46,284   $      55,500
Adjustments to reconcile net income to
    net cash provided by (used in) operating activities:
    Amortization of goodwill                                                18,157          17,680
    Depreciation of premises and equipment                                  14,540          11,957
    Provision for loan losses                                               23,001          20,000
    Provision and charge-offs for foreclosed assets                             64             637
    Amortization of discount on securities                                 (28,429)         (1,441)
    Amortization of unearned income on loans                               (14,859)        (23,050)
    Provision for deferred income taxes                                     16,878          35,418
    Securities gains                                                        (3,488)           (532)
    Gain on sale of mortgage loans                                          (6,619)              -
    Premises and equipment losses                                                 -            704
    Increase in interest and other income receivable                       (67,180)        (66,608)
    Increase (decrease) in interest and other expenses payable             (37,967)        121,189
Net increase in trading account                                           (123,151)       (199,650)
Other, net                                                                  29,443          73,699
- ---------------------------------------------------------------------------------------------------
Net cash provided by (used in) operating activities                       (133,326)         45,503
- ---------------------------------------------------------------------------------------------------
Investing Activities
Net decrease in interest bearing deposits with banks                      165,300          320,751
Net (increase) decrease in Federal funds sold and
    securities purchased under agreements to resell                       314,732       (1,300,926)
Purchases of securities held to maturity                                        -         (684,713)
Maturities of securities held to maturity                                       -          178,825
Purchases of securities available for sale                             (1,883,663)      (1,713,786)
Maturities of securities available for sale                             1,045,083          675,170
Sales of securities available for sale                                  1,064,184        1,238,730
Purchase of residential mortgages                                               -         (156,236)
Sale of residential mortgages                                           1,534,080                -
Net principal disbursed on loans                                          (43,153)         (68,656)
Net increase in acceptances                                                (2,573)          (9,551)
Capital expenditures on premises and equipment                             (6,353)         (23,648)
Proceeds from sale of premises and equipment                                    -              577
Cash received from the purchase of Central Jersey                               -          104,438
- ---------------------------------------------------------------------------------------------------
Net cash provided by (used in) investing activities                     2,187,637       (1,439,025)
- ---------------------------------------------------------------------------------------------------
Financing Activities
Net decrease in demand deposits                                          (412,664)        (470,239)
Net decrease in retail savings and time deposits                         (256,542)        (398,020)
Net increase (decrease) in other domestic time deposits                  (866,911)          90,611
Net decrease in foreign office deposits                                  (613,997)          (9,419)
Net increase (decrease) in short-term borrowed funds                      (80,141)       2,244,876
Repayment of long-term debt                                               (12,618)               -
Dividends paid to NatWest Holdings                                              -          (91,500)
Proceeds of capital contribution from NatWest Holdings                          -           30,000
- ---------------------------------------------------------------------------------------------------
Net cash provided by (used in) financing activities                    (2,242,873)       1,396,309
- ---------------------------------------------------------------------------------------------------
Increase (decrease) in cash and due from banks                           (188,562)           2,787
Cash and due from banks at January 1                                    1,519,565        1,327,644
- ---------------------------------------------------------------------------------------------------
Cash and due from banks at March 31                                    $1,331,003      $ 1,330,431
===================================================================================================

For the three months ended March 31, 1996 and 1995, income tax payments totaled $322,000 and $12,929,000, respectively, and interest payments totaled $232,893,000, and $188,539,000, respectively.

See accompanying Condensed Notes to Unaudited Consolidated Financial Statements.

                       National Westminster Bancorp, Inc.
            Condensed Notes to Unaudited Consolidated Financial Statements
                                 March 31, 1996

Note 1. General Accounting Standards
        NatWest Bancorp's accounting and reporting policies conform with generally accepted accounting principles and with general practice in the banking industry. All significant intercompany accounts and transactions have been eliminated. Prior period financial statements have been restated where necessary to conform with current year classifications.

        The accompanying consolidated financial statements are unaudited; however, in the opinion of management all adjustments, consisting solely of normal recurring accruals, necessary for a fair presentation have been made. See the notes to the financial statements contained in the December 31, 1995,1994 and 1993 Consolidated Financial Statements for a description of the accounting policies used in the preparation of the consolidated financial statements.

Note 2. Loans
        On January 1, 1995, NatWest Bancorp adopted FASB Statement No. 114- "Accounting by Creditors for Impairment of a Loan" (SFAS 114) as amended by FASB Statement No. 118 - "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure" (SFAS 118). The Statement, as amended, prescribes the recognition criterion for loan impairment and the measurement methods for certain impaired loans and loans whose terms are modified in a troubled debt restructuring (a "restructured loan"). It does not apply to groups of smaller-balance homogeneous loans that are collectively evaluated for impairment (mostly consumer loans). Under this standard, a loan is considered to be impaired when, based on current information and events, management considers it probable that all amounts contractually due under the terms of the loan agreement will not be recovered. For those loans subject to SFAS 114, impairment is measured based on either the present value of future cash flows discounted at the loan's effective interest rate or the observable market price of the loan or, for collateral dependent loans, at the market value of the collateral. SFAS 114 does not affect the timing of charge-offs. Generally, NatWest Bancorp defines impaired loans as non accrual loans, accruing loans with specific reserves and certain restructured loans, excluding those consumer loans that are collectively evaluated for impairment. In accordance with SFAS 114, prior periods have not been restated. The adoption of SFAS 114 had no significant financial statement impact.

        Mortgages available for sale are carried at the lower of cost or market.

Note 3. Premises and Equipment
        On January 1, 1996 NatWest Bancorp adopted FASB Statement No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS 121). SFAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In addition, the Statement requires long-lived assets and certain identifiable intangibles to be disposed of to be reported at the lower of carrying amount or fair value less cost to sell. The adoption of the Statement did not have a material impact on the financial statements.

Note 4. Mortgage Servicing Rights
        Effective June 1, 1995 NatWest Bancorp adopted FASB Statement No. 122 "Accounting for Mortgage Servicing Rights". The Statement amends Statement No. 65 to require that a mortgage banking enterprise recognize as separate assets the rights to service mortgage loans for others, however those servicing rights are acquired. The Statement requires the assessment of capitalized mortgage servicing rights for impairment to be based on the current fair value of those rights. Mortgage servicing rights are amortized in proportion to and over the period of the estimated net servicing income. The impact of this adoption resulted in the generation of an additional $2.8 million in mortgage sale gains for the reported period ended March 31, 1996.

Note 5. Acquisitions
        On June 30, 1994, NatWest Bancorp announced a definitive merger agreement with Central Jersey Bancorp (Central Jersey). The acquisition was consummated on January 14, 1995 following approval by the shareholders of Central Jersey and by the bank regulatory agencies.

        In consideration of the merger, the holders of Central Jersey issued and outstanding common stock, at their option, received $33.50 in cash or an equivalent value in NatWest Plc American Depository receipts (ADRs). The resultant aggregate purchase price was approximately $276,060,000. This included previously acquired stock in the amount of $3,343,000.

        The acquisition was accounted for under the purchase method of accounting whereby Central Jersey assets of approximately $1.8 billion and liabilities of approximately $1.6 billion were recorded at their fair value. This resulted in goodwill of approximately $204,000,000. This amount will be amortized on a straight-line basis over an estimated benefit period of 15 years.

Note 6. Sale of NatWest Bancorp
               On December 19, 1995, NatWest Plc announced a definitive agreement to sell the three main operating entities of NatWest Bancorp-NatWest Bank N.A., NatWest (Delaware) and NatWest Services Inc.- and certain other assets and liabilities to Fleet Financial Group (FFG). The transaction closed on May 1, 1996.

        Terms of the transaction call for an initial payment, which will be dependent on the tangible net asset value of the three main operating entities to be sold, of approximately $2.7 billion. The agreement also calls for additional deferred consideration of up to $560 million. The deferred consideration involves annual payments from FFG to NatWest Plc equal to approximately 50 percent of the net income from the NatWest franchise over a maximum of eight years.

        The transaction excludes certain NatWest Bancorp subsidiaries with assets of approximately $215 million, the parent company only assets and liabilities of NatWest Bancorp and NatWest Bancorp NJ, a loan portfolio of approximately $315 million (net of the allowance for loan losses), and 175 Water Street-a building in downtown Manhattan with a net book value of approximately $85 million.

        As part of the sale agreement, NatWest Bancorp agreed to sell a substantial portion of its residential mortgage portfolio. In conjunction with this agreement, mortgage loans totaling approximately $2.6 billion were classified as "mortgages available for sale" at March 31, 1996 and were carried at historical cost which was less than market value.

        Additionally, pursuant to the sale agreement NatWest Bancorp closed out its asset and liability management swap portfolio by entering into interest rate swaps with NatWest Plc that offset its existing swap hedge portfolio (see footnote P of the 1995 Annual Report). In consideration for entering into the offsetting agreements, a premium of $209 million was received by NatWest Bancorp. The premium was deferred and is being amortized over the remaining life of the liquidated swaps. Upon settlement of the sale of NatWest Bancorp, FFG will pay to NatWest Plc an amount equal to the unamortized portion of the premium net of applicable income taxes.